Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES SECOND QUARTER 2008 RESULTS

NEW YORK, N.Y., July 31, 2008 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the second quarter ended June 28, 2008.

Second Quarter 2008 Results

For the second quarter of 2008, net revenues increased $13.7 million to $400.0 million, up from $386.3 million in the second quarter of 2007. Excluding charges resulting from the Company’s recent U.K. VAT ruling, which were recorded as an offset to revenue, net revenues were up $46.2 million, or 12%, versus the prior year period. In the second quarter of 2008, the Company received an adverse ruling with respect to the imposition of U.K. value added tax, or VAT, on Weight Watchers meeting fees collected since April 1, 2005. As a result of this ruling, the Company recorded incremental reserves as an offset to revenue in the second quarter of 2008 for current and prior year periods in the aggregate amount of $32.5 million.

Net income for the second quarter of 2008 including the U.K. VAT charges was $46.6 million versus $58.0 million in the prior year period. Excluding these charges, net income was $68.6 million, an increase of $10.6 million, or 18%, versus the prior year period. Fully diluted earnings per share, including U.K. VAT charges of $0.28 per fully diluted share, were $0.59 in the second quarter of 2008. Excluding the U.K. VAT charges, fully diluted earnings per share were $0.87, an increase of 19% versus $0.73 in the prior year period.

First Half 2008 Results

In the first half of 2008, net revenues increased $51.3 million to $837.0 million, up from $785.7 million in the first half of 2007. Excluding the U.K. VAT charges, net revenues were up $83.8 million, or 11%, versus $785.7 million in the first half of 2007. Net income for the first half of 2008 including the U.K. VAT charges was $104.0 million versus $111.8 million in the prior year period. Excluding these charges, net income was $126.0 million, an increase of $14.2 million, or 13%, versus the prior year period.

Fully diluted earnings per share were $1.31 in the first half of 2008, including the U.K. VAT charges of $0.28 per fully diluted share. Excluding these U.K. VAT charges and $0.02 per share of non-recurring expense associated with the early extinguishment of debt in the prior year period, fully diluted earnings per share were $1.59 in the first half of 2008, an increase of 15% versus $1.38 per fully diluted share in the prior year period.

Commenting on results, David Kirchhoff, President and Chief Executive Officer of the Company, said, “Despite increasingly difficult economic conditions, our second quarter financial results were solid. I am particularly pleased by the performance of our WeightWatchers.com business which grew revenues by a robust 28% in the quarter.”

The Company narrowed its full year 2008 earnings guidance range from between $2.85 to $3.00 per fully diluted share to between $2.85 and $2.96 per fully diluted share, excluding expense associated with the startup of its China joint venture and U.K. VAT charges resulting from the recent adverse ruling.

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss second quarter results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for 30 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States, or GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Net revenues, net income and earnings per fully diluted share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of the Company’s recent adverse U.K. VAT ruling. Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the performance of the Company’s business and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation, or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Consolidated Statements of Operations” for the three and six months ended June 28, 2008 and June 30, 2007 included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company's filings with the United States Securities and Exchange Commission (which are available from the SEC's EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company's website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	June 28, 2008	December 29, 2007
ASSETS
Current assets	$215.7	$186.3
Property and equipment, net	38.6	37.6
Goodwill, franchise rights and other intangible assets, net	845.0	803.1
Deferred income taxes	—	9.9
Other	7.8	9.3

TOTAL ASSETS	$1,107.1	$1,046.2

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities	$425.9	$358.4
Long-term debt	1,559.9	1,602.5
Other	14.2	11.6

TOTAL LIABILITIES	2,000.0	1,972.5

Shareholders’ deficit	(892.9)	(926.3)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,107.1	$1,046.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended June 28, 2008			Three Months Ended June 30, 2007
	Reported Results	Impact of VAT Ruling	Adjusted Results
Revenues, net	$400.0	$(32.5)	$432.5	$386.3
Cost of revenues	190.0	—	190.0	166.7

Gross profit	210.0	(32.5)	242.5	219.6
Marketing expenses	59.5	—	59.5	53.6
Selling, general and administrative expenses	49.2	—	49.2	42.7

Operating income	101.3	(32.5)	133.8	123.3
Interest expense	21.6	—	21.6	29.0
Other income, net	—	—	—	—
Early extinguishment of debt	—	—	—	—

Income before income taxes and minority interest	79.7	(32.5)	112.2	94.3
Provision for income taxes	33.4	(10.5)	43.9	36.3

Income before minority interest	46.3	(22.0)	68.3	58.0
Minority interest	0.3	—	0.3	—

Net income	$46.6	$(22.0)	$68.6	$58.0

Earnings Per Share:

Basic	$0.59	$(0.28)	$0.87	$0.74

Diluted	$0.59	$(0.28)	$0.87	$0.73

Weighted average common shares outstanding:

Basic	78.8	78.8	78.8	78.7

Diluted	79.1	79.1	79.1	79.4

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Six Months Ended June 28, 2008			Six Months Ended June 30, 2007
	Reported Results	Impact of VAT Ruling	Adjusted Results
Revenues, net	$837.0	$(32.5)	$869.5	$785.7
Cost of revenues	381.1	—	381.1	340.0

Gross profit	455.9	(32.5)	488.4	445.7
Marketing expenses	146.6	—	146.6	124.4
Selling, general and administrative expenses	92.0	—	92.0	82.3

Operating income	217.3	(32.5)	249.8	239.0
Interest expense	46.9	—	46.9	54.3
Other income, net	(2.5)	—	(2.5)	(0.1)
Early extinguishment of debt	—	—	—	3.0

Income before income taxes and minority interest	172.9	(32.5)	205.4	181.8
Provision for income taxes	69.5	(10.5)	80.0	70.0

Income before minority interest	103.4	(22.0)	125.4	111.8
Minority interest	0.6	—	0.6	—

Net income	$104.0	$(22.0)	$126.0	$111.8

Earnings Per Share:

Basic	$1.31	$(0.28)	$1.59	$1.37

Diluted	$1.31	$(0.28)	$1.59	$1.36

Weighted average common shares outstanding:

Basic	79.2	79.2	79.2	81.9

Diluted	79.5	79.5	79.5	82.5

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	June 28, 2008 Including Impact of VAT Ruling	June 28, 2008 Excluding Impact of VAT Ruling (2)	June 30, 2007
Total Revenues (in $ millions)
Meeting Fees	224.9	257.4	232.7
Product Sales	97.9	97.9	89.5
Internet Revenues	49.4	49.4	38.4
Franchise Commissions	4.5	4.5	4.5
All Other	23.4	23.4	21.1

Total Revenues	400.0	432.5	386.3

North America (in $ millions)
Meeting Fees	168.6	168.6	160.9
Product Sales	49.3	49.3	49.6

Total	217.9	217.9	210.5

International (in $ millions)
Meeting Fees	56.3	88.8	71.9
Product Sales	48.6	48.6	39.9

Total	104.9	137.4	111.8

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	16.4	16.4	15.5
UK Meeting Paid Weeks	4.1	4.1	3.3
CE Meeting Paid Weeks	3.4	3.4	2.9
Other Meeting Paid Weeks	0.7	0.7	0.7

Sub-total Meeting Paid Weeks	24.5	24.5	22.4
Online Paid Weeks	10.2	10.2	7.9

Total Paid Weeks	34.8	34.8	30.3

Attendance (in millions)
North America	10.0	10.0	10.4
UK	3.3	3.3	3.2
CE	2.8	2.8	2.8
Other	0.6	0.6	0.6

Total Attendance	16.6	16.6	17.0

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	781.0	781.0	613.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.
(2)	In adjusting the 2008 reported results to exclude the impact of the recent adverse U.K. VAT ruling, the reported results for “Total Revenues — Meeting Fees”, “Total Revenues — Total Revenues”, “International — Meeting Fees” and “International — Total” were adjusted by the aggregate amount of $32.5 million.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Six Months Ended
	June 28, 2008 Including Impact of VAT Ruling	June 28, 2008 Excluding Impact of VAT Ruling (2)	June 30, 2007
Total Revenues (in $ millions)
Meeting Fees	480.4	512.9	467.6
Product Sales	208.0	208.0	194.8
Internet Revenues	94.9	94.9	74.1
Franchise Commissions	9.7	9.7	9.7
All Other	44.0	44.0	39.6

Total Revenues	837.0	869.5	785.7

North America (in $ millions)
Meeting Fees	334.9	334.9	315.9
Product Sales	107.1	107.1	106.4

Total	442.0	442.0	422.3

International (in $ millions)
Meeting Fees	145.5	178.0	151.7
Product Sales	100.9	100.9	88.3

Total	246.4	278.9	239.9

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	32.4	32.4	30.4
UK Meeting Paid Weeks	8.0	8.0	7.0
CE Meeting Paid Weeks	6.8	6.8	6.1
Other Meeting Paid Weeks	1.5	1.5	1.6

Sub-total Meeting Paid Weeks	48.7	48.7	45.1
Online Paid Weeks	19.7	19.7	15.3

Total Paid Weeks	68.4	68.4	60.4

Attendance (in millions)
North America	20.5	20.5	21.5
UK	6.6	6.6	6.8
CE	5.8	5.8	6.0
Other	1.2	1.2	1.5

Total Attendance	34.1	34.1	35.8

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	781.0	781.0	613.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.
(2)	In adjusting the 2008 reported results to exclude the impact of the recent adverse U.K. VAT ruling, the reported results for “Total Revenues — Meeting Fees”, “Total Revenues — Total Revenues”, “International — Meeting Fees” and “International — Total” were adjusted by the aggregate amount of $32.5 million.